EXHIBIT 99.1

Tilray Brands Announces Implementation of Previously Approved 1-for-10 Reverse Stock Split

Common Stock Expected to Begin Trading on a Split-Adjusted Basis on December 2, 2025

NEW YORK – November 26, 2025 – Tilray Brands, Inc. (“Tilray Brands”, “Tilray” or “the Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of the global cannabis, beverage, and wellness industries, today announced that it will implement a one-for-ten reverse stock split of the Company’s common stock (the “Reverse Stock Split”), as previously approved at the special meeting of stockholders held on June 10, 2025.

The Reverse Stock Split is expected to be effective at 4:01 pm Eastern Time on December 1, 2025 (the “Effective Date”) and shares of the Company’s common stock will begin trading on a split-adjusted basis under the same symbol (TLRY) when the markets open on December 2, 2025, with the new CUSIP number of 88688T209.

As previously disclosed, Tilray’s stockholders approved, at a special meeting of stockholders held on June 10, 2025, a proposal authorizing an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio within the range of not less than one-for-ten and not more than one-for-twenty, as set by the Board of Directors.

The Reverse Stock Split is expected to achieve several objectives, including:
•    Aligning Tilray’s number of shares outstanding with companies of similar size and scope;
•    Making Tilray more attractive to institutional shareholders; and
•    Reducing expenditures associated with Tilray’s Annual Meeting of Stockholders, resulting in up to $1 million in cost savings on an annual run rate basis.

As of the Effective Date, every ten issued and outstanding shares of common stock will be automatically combined and converted into one share, reducing the number of shares of the Company’s outstanding common stock from approximately 1.16 billion shares to 116 million shares. Fractional shares will not be issued. Instead, stockholders will receive cash in lieu of any fractional shares that would have been created by the Reverse Stock Split. The Reverse Stock Split is not expected to affect any stockholder’s ownership percentage of the Company’s common stock, except to the extent that it would result in any stockholder owning a fractional share.

Pacific Stock Transfer will act as the paying agent for the Reverse Stock Split and will provide stockholders with a transaction statement that reflects their post-split shareholdings. Stockholders owning shares via a broker, bank, trust or other similar organization will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such organization's particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

For answers to frequently asked questions regarding the Reverse Stock Split, investors are encouraged to visit our dedicated FAQ page here: https://ir.tilray.com/investor-resources/faqs

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the anticipated implementation of the Reverse Stock Split, the expected date for commencement of trading our shares on a split-adjusted basis and its anticipated impact on stockholders’ ownership percentage; the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2026 financial guidance, including expected Adjusted EBITDA of $62 to $72 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
news@tilray.com